UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Soliciting Material Pursuant to §240.14a-12

Thermadyne Holdings Corporation

(Name of Registrant as Specified In Its Charter)

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On October 5, 2010, Thermadyne Holdings Corporation (the “Company”) distributed the following questions and answers regarding the proposed acquisition of the Company by Irving Place Capital.
Acquisition/Shareholders:
Why is the Company being sold now, and why at this price?
•	This transaction recognizes the many accomplishments that our leadership team and employees around the world have made over the last seven years in restoring and revitalizing Thermadyne’s leadership position in the marketplace.

•	This transaction allows all of our shareholders to realize the value created.

•	Under the terms of the agreement, Thermadyne’s shareholders will receive $15.00 per share in cash for each share of Thermadyne’s common stock.

•	This represents a premium of 18 percent over the average closing share price of $12.71 during the last 30 trading days ending October 4, 2010; and 25 percent over Thermadyne’s average closing share price of $12.05 during the last 90 trading days ending October 4, 2010.

•	Including the refinancing of Thermadyne’s debt and other assumed liabilities, the total transaction value will be approximately $422 million.

•	For customers and employees, Irving Place Capital will bring value-added resources to Thermadyne that will accelerate our momentum.

•	Thermadyne’s board of directors unanimously approved the transaction and recommends that Thermadyne’s shareholders adopt the agreement with Irving Place Capital.
What are the terms of the transaction?
•	Under the terms of the agreement, Thermadyne’s shareholders will receive $15.00 per share in cash for each share of Thermadyne’s common stock.

•	This represents a premium of 18 percent over the average closing share price of $12.71 during the last 30 trading days ending October 4, 2010; and 25 percent over Thermadyne’s average closing share price of $12.05 during the last 90 trading days ending October 4, 2010.

•	Including the refinancing of Thermadyne’s debt and other assumed liabilities, the total transaction value will be approximately $422 million.

•	Under the terms of the agreement, a subsidiary of Irving Place Capital will merge with and into Thermadyne, with Thermadyne surviving as a wholly-owned subsidiary of Irving Place Capital.

•	The transaction is targeted to close in December.
Why is Irving Place Capital acquiring Thermadyne?
•	Irving Place Capital invests in companies with strong market positions, powerful brands and the vision and capability for delivering growth.

•	Irving Place Capital views Thermadyne as such a company.

•	Irving Place Capital values our many achievements and our ability and potential to accelerate our growth around the world.

•	It believes strongly in the near- and long-term growth potential for Thermadyne.

•	The firm plans to support our continued investment in key product areas and help promote our continued expansion of our global business, while we deliver increased value to customers worldwide.
Who is Irving Place Capital?
•	Irving Place Capital, a private equity firm, invests private equity capital in buyouts, recapitalizations and growth capital opportunities alongside superior management teams.

•	Since its formation in 1997, Irving Place Capital has raised more than $4.0 billion of equity capital, including its current $2.7 billion institutional fund.

•	Irving Place Capital has been an investor in more than 50 companies.
Did Thermadyne entertain other offers? Did it explore mergers with other companies or acquisitions?
•	While we understand your interest, it would be inappropriate for us to get into those details today. We will be able to address these questions once we have filed our proxy statement in connection with our special shareholders meeting to be called to approve the transaction.

•	This transaction recognizes the many achievements of the employees who have helped rebuild Thermadyne and allows all of our Thermadyne shareholders to realize the value created.

•	The price recognizes the current value of Thermadyne in the marketplace and provides substantial financing commitments to reasonably ensure the buyer has the resources and commitments to complete the transaction in December.

•	The board of directors and executive leadership team of Thermadyne believe that the transaction is the best way to realize the value of Thermadyne to the stockholders.

•	The Company entered into a definitive agreement with Irving Place Capital. Thermadyne’s board of directors unanimously approved the transaction and recommends that Thermadyne’s shareholders adopt the agreement with Irving Place Capital.

•	We are looking forward to continuing success with the added resources which Irving Place Capital brings to the Company.
How long before the transaction is completed? What approvals are required?
•	The transaction is targeted to close in December 2010, subject to a favorable vote by shareholders owning a majority of the outstanding shares of Thermadyne common stock and other customary closing conditions and regulatory approvals.
How will management’s Long Term Incentive Plan be affected?
•	Approximately 50 managers and executives will receive payments from their Long Term Incentive Plan awards that have been granted annually over the last seven years.
Thermadyne Today/Post-Acquisition:
How will the combined company be structured? What will the Company be called?
•	Following the close of the transaction, Thermadyne’s stock will not be publicly traded.

•	Thermadyne will retain its name and will operate on a day-to-day basis much as it has in the past with a new shareholder — Irving Place Capital.
What role will new owners play in planning/operations of the Company?
•	For most employees, it will be “business as usual” in an exciting Company that is seeing ever-growing market momentum.

•	Irving Place Capital believes strongly in the near- and long-term growth potential for Thermadyne.

•	They will partner with us to help accelerate the growth in our pursuit of customer service excellence and expand opportunities for our people.

•	Irving Place Capital plans to support our continued investment in key product areas and help promote our continued expansion of our global business, while delivering increased value to customers worldwide.
Who will lead the Company?
•	Martin Quinn will continue to serve as president with the executive leadership team retaining their current roles and responsibilities.

•	A new board of directors will be formed when the transaction is completed.
Will Paul Melnuk continue to be involved as chairman of the board?
•	The existing board of directors will continue to function in their current role until the completion of the transaction.

•	When the transaction is completed, Irving Place Capital will appoint a new board of directors.
Company’s debt levels: What happens to our existing GE credit facility and senior subordinated notes?
•	Irving Place Capital plans to refinance all of our existing debt.
Employees:
How will Thermadyne employees benefit from this transaction?
•	Irving Place Capital is acquiring Thermadyne in part because of its favorable view of our global accomplishments and potential within the Thermadyne team.

•	We expect this transaction to result in exciting career development and advancement opportunities for our employees worldwide.

•	We are confident that this transaction helps to secure a bright future for Thermadyne, our customers and employees.

•	It’s too early to provide additional specifics at this time, but management is committed to providing relevant updates to employees as appropriate.
What can Thermadyne employees expect until the transaction closes?

•	Until the transaction closes, Thermadyne will remain a separate and independent company, and it’s very much business as usual.

•	It is important that all of us at Thermadyne continue our absolute commitment to customers and customer service and focus on achieving our 2010 goals and preparing the 2011 Business Plan.

•	We are committed to keeping you informed as we move forward to complete this transaction.

•	It’s important that we not be distracted and that we continue to work productively and safely.

•	We don’t have answers to all of your questions today, but we will work to get them to you in the coming weeks.
Will there be any layoffs?
•	We do not expect this change in ownership of the Company to cause disruptions or significant changes to the workforce.
How will this transaction affect my wages? Health benefits? Vacation time? Performance incentives? 401(k)?
•	We routinely review all of our compensation and benefit plans to ensure that they are properly aligned with business objectives, are competitive and properly recognize, motivate and reward employees for their contributions to Thermadyne’s success.

•	We expect that this will continue to be the case under new ownership.
Can we expect the annual bonus plan to be paid out in March 2011?
•	Yes. We expect new ownership to continue our 2010 bonus plan.

•	We should be focused on ending the year strong.

•	As in the past, only after the year closes will we determine what bonuses were earned and will be paid out under the terms of the plan.
Can we expect pay increases next year?
•	We routinely review all of our compensation and benefit plans to ensure that they are properly aligned with business objectives, are competitive and properly recognize, motivate and reward employees for their contributions to Thermadyne’s success.

•	We expect that this will continue to be the case under Irving Place Capital ownership.
What happens to the shares of Thermadyne that I own?
•	Shares you own outright at the time of the closing of the acquisition, including those shares you have purchased through the Employee Stock Purchase Plan, will, like the shares of any other stockholder, be exchanged for a cash payment equal to $15.00 per share.

•	The payment will be made shortly after the date of the closing of the transaction, which is targeted to occur in December 2010, if the transaction is approved by stockholders.

•	Additional information, including directions on how to vote your shares, will be mailed to stockholders in the near future.
How will my vested and unvested outstanding stock options be treated? What are relevant dates/timeframes?
•	All stock options outstanding at the time of the closing of the acquisition, whether vested or unvested, will be exchanged for a payment per share equal to the positive difference, if any, between the purchase price of $15.00 per share and the exercise price per share.

•	This payment, less any applicable withholding taxes, will be made shortly after the closing date, which is targeted to occur in December 2010.
Now that the transaction has been announced, are there any restrictions on employee stock option exercises and stock sales?
•	There are no special restrictions on your ability to exercise your vested options or sell any shares you own.

•	However, Thermadyne’s insider trading policy remains in place, and as always, you are prohibited by law from trading if you have material, non-public information.

•	For a number of individuals, trading restrictions may still apply until the financial results for the quarter ended September 30, 2010 are announced — and that is planned for October 28, 2010.
How will employees be kept informed?

•	You can expect regular e-mails and in-person updates as we make our way through this transition.

•	We will keep leaders informed so that they will be a source of valuable information.
What does it mean to move from a publicly traded company to a company owned by a private equity firm? Does this mean we are now a private company?
•	Once the transaction is completed, Thermadyne will be a private company and we will be owned by Irving Place Capital.

•	That means our stock will no longer be publicly traded on NASDAQ or any other securities market.

•	As you’d expect, as a privately held subsidiary of Irving Place Capital, we will provide them with regular business updates and financial reports.
Customers:
How will this transaction affect Thermadyne’s relationship with customers?
•	This transaction is a significant win for our customers.

•	We believe Irving Place Capital’s capital resources and its team of advisors will aid Thermadyne in our ongoing efforts to improve customer support systems, to continue to expand our product offerings, and to explore and finance expansion opportunities.

•	As a subsidiary of Irving Place Capital, we will direct combined resources to bolster our focus on our most important relationships — those with customers around the world.

•	We will personally inform customers of this transaction and keep them fully informed, to the extent we can.
Additional Information and Where to Find It
At the closing of the transaction, Razor Merger Sub Inc., an affiliate of Irving Place Capital, will merge with and into Thermadyne Holdings Corporation (the “Company”), with the Company surviving as a wholly-owned subsidiary of Razor Holdco, Inc., another affiliate of Irving Place Capital. The closing is subject to the approval of the Company’s stockholders. In connection with the merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS

ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.thermadyne.com/investor-relations by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010. This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed merger, including obtaining antitrust approvals in the U.S. and other jurisdictions, the risk that the contemplated merger does not occur, the risk that key employees of the Company will not be retained, the expenses of the proposed merger and other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.